Company Overview

Presented at Sterne Agee
Bank & Thrift Symposium
February 11, 2008

Discussion Topics

▪	Company Profile and Business Focus

▪	Highlights of 2007

▪	Balance Sheet Composition and Credit Quality

▪	Key 2008 Business Priorities

Company Profile

NewAlliance is a regional community bank with significant southern New England presence:

▪	Approximately $8.2 billion in assets and $4.4 billion in deposits;

▪	88 branches in Connecticut and Massachusetts;

▪	3rd largest bank headquartered in Connecticut; 4th largest in New England;

▪	Dominant market share in its core markets;

▪	Balance sheet growth driven by strong sales culture and acquisitions;

▪	Strong capital - - Tier 1 leverage of approximately 11%.

Building the NewAlliance Franchise

[Map]

Executive Management Team

Name	Title	Years in Industry	Prior Experience

Peyton R. Patterson	Chairman, President & Chief Executive Officer	25	Dime Bancorp (NY) Chemical Bank/Chase Manhattan (NY) CoreStates Financial Corp (PA)

Merrill B. Blanksteen	Executive Vice President, Chief Financial Officer & Treasurer	32	New Haven Savings Bank (CT) American Savings Bank (FL) AmeriFirst Bank (FL)

Gail E. D. Brathwaite	Executive Vice President & Chief Operating Officer	29	Dime Bancorp (NY)

Donald T. Chaffee	Executive Vice President & Chief Credit Officer	36	Dime Bancorp (NY) Chase Manhattan Bank (NY)

Diane L. Wishnafski	Executive Vice President, Retail & Business Banking Product Development	33	New Haven Savings Bank (CT) Dime Savings Bank of Wallingford (CT) First Bank (CT) Connecticut Bank & Trust Co. (CT)

Koon Ping Chan	Executive Vice President Chief Risk Officer	30	Dime Bancorp (NY) Chase Manhattan Bank (NY)

J. Edward Diamond	Executive Vice President Asset Management	35	Dime Bancorp (NY) First Gibraltar Bank (TX)

Brian S. Arsenault	Executive Vice President Corporate Communications and Investor Relations	18	Banknorth Group (ME)

Paul A. McCraven	Senior Vice President Community Development Banking	11	New Haven Savings Bank (CT)

Business Model

Retail Banking	Business Banking	Wealth Management

❖ Free/Regular Checking Savings ❖ Money Market Accounts ❖ CDs & IRA's ❖ Visa Debit Card ❖ Res. Mortgage ❖ Home Equity Loans & Lines ❖ Consumer Loans & Lines ❖ Safe Deposit ❖ On-Line Banking	❖ C&I ❖ CRE ❖ Full array of business checking products ❖ Remote deposit ❖ Cash Management ❖ Merchant Services ❖ SBA Preferred Lender	❖ Trust Services (Trust Company of Connecticut) ❖ Investments (NewAlliance Broker-Dealer) ❖ Insurance & Annuities ❖ Investment Advisory Services

Highlights of 2007

Initiative	Achievement

▪ Sustain Strong Loan Growth ▪ Increase Core Deposits ▪ Raise Non-Interest Income ▪ Reduce Operating Expenses
▪ Loans increased 24%,
half from Westbank;

▪ Average core deposits up
6.7%; checking balances
up 9%;

▪ Up 13% to $6.2 million –
representing 24.5% of
operating revenue – a historic
high;

▪ Operating expenses decreased 2%
without Westbank; realized
targeted cost saves of 30% from
Westbank.

Highlights of 2007 (continued)

Initiative	Achievement

▪ Maintain Strong Asset Quality	Asset Quality remains outstanding: ▪ Total delinquencies on 63 b.p. ▪ Non-performing loans at 35 b.p. ▪ Net charge-offs of 5 b.p. ▪ Adequate reserve coverage at 93 b.p.

Balance Sheet Composition and
Credit Quality

Deposits
December 31, 2007

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Deposit Pricing Trends

	Pricing 12/31/07	Pricing 01/31/08
Free Savings	3.69%	2.96%

Premium Money Market	4.17%	3.25%

6 mo. Relationship CD	4.17%	2.47%

Weighted Cost of Deposits	3.08%	3.01%

Loan Originations

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NewAlliance Loan Portfolio
December 31, 2007

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Residential Portfolio Snapshot
December 2007 Month-End

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Residential Portfolio Score Distribution
December 2007 Month End

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Home Equity Portfolio Snapshot
December 2007 Month-End

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Total CRE Portfolio Snapshot
December 2007 Month-End

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CRE Portfolio Snapshot
December 2007 Month-End

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CRE Portfolio Snapshot
December 2007 Month-End

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C&I Portfolio Snapshot
December  2007 Month-End

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C&I Portfolio Snapshot
December 2007 Month-End

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Asset Quality Key Indicators

At or for the 12 Months Ending 12/31/07

• Non-performing loans to total loans	0.35%

• Allowance for losses to total loans	0.93%

• Allowance for losses to non-accrual loans	267.38%

• Net charge-offs to total loans	0.05%

• Total delinquencies / loans (30+)	0.63%

• Loan loss provision	$4.9MM

Investment Portfolio by Ratings
December 31, 2007

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2008 Business Priorities

PRIORITY                                Strengthen balance sheet profitability;

PRIORITY                                Accelerate non-interest income generation;

PRIORITY                                Maintain vigilant risk management focus;

PRIORITY                                Exercise rigorous expense control;

PRIORITY                                Deploy capital opportunistically.

Organizational Strengths

▪	Strong Sales Culture
▪	Management Depth
▪	Risk Management
▪	Regulatory Compliance
▪	Disciplined Acquirer and Integrator
▪	Capital Management

Stock Price Comparison
NAL vs. SNL Thrift Index on 1/31/08

[Graph]

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services; changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.

Capital ideas. Human values.